                                                                    EXHIBIT 4.1
                                VOTING AGREEMENT

         THIS VOTING AGREEMENT ("Agreement") is made and entered into as of July 1, 1999, by and among SecurFone America, Inc., a Delaware corporation (the "Company"), Montpilier Holdings, Inc., a Nevada corporation
("Montpilier"), and the undersigned stockholders of the Company (each, an "IXATA Stockholder" and collectively, the "IXATA Stockholders").

                                    RECITALS:

         A. Montpilier and the IXATA Stockholders are referred to below individually as a "Stockholder" and collectively as the "Stockholders."

         B. As of the date of this Agreement, the Stockholders are the legal and beneficial owners of the number of shares of the Company's common stock, $0.01 par value per share ("Stock"), listed opposite their respective names on SCHEDULE I attached hereto.

         C. This Agreement is being executed and delivered in connection with the purchase by the Company of all of the outstanding capital stock of IXATA, Inc., a California corporation ("IXATA"), pursuant to that certain Stock Purchase Agreement, of even date herewith, by and among the Company, IXATA and the Stockholders (the "IXATA Purchase Agreement").

         D. The Stockholders believe that it is in their mutual best interest
(i) that qualified persons serve the Company as members of its Board of Directors (the "Board of Directors") to provide advice as to the Company's management, policies, administration and development and (ii) to make provision for the voting of the Stock and any other class of capital stock of the Company entitled to vote (together with the Stock, the "Voting Stock") held by the Stockholders and certain other matters concerning the governance of the Company.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and in the IXATA Purchase Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       SCOPE AND TERM OF AGREEMENT.

         1.1 SCOPE OF AGREEMENT. This Agreement shall govern (i) the voting of all shares of Voting Stock of which any Stockholder is now or in the future becomes the legal or beneficial owner, including, without limitation, any shares of Voting Stock acquired upon the exercise of any stock options issued by the Company, and (ii) all action taken by any of the Stockholders with respect to the appointment or election of directors of the Company. For purposes of this Agreement, the term "beneficial owner" has the meaning assigned to it in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         1.2 EFFECT OF TRANSFER OF SHARES. Subject to Section 4.4 below, in the event that any Stockholder voluntarily or involuntarily transfers, sells, assigns, exchanges, gifts, pledges or otherwise disposes of any of his, her or its shares of Voting Stock to any person or entity other than a Permitted Transferee (as defined below), the acquirer of said shares shall not thereby acquire any rights under

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

this Agreement and shall not be considered a "Stockholder" hereunder. For purposes of this Agreement, a "Permitted Transferee" means any of the following: (i) the Company; (ii) any other Stockholder; (iii) a lineal descendant of the transferring Stockholder, if such transferring Stockholder is a natural person; (iv) to the estate of the transferring Stockholder, if such transferring Stockholder is a natural person, upon his or her death; (v) to a trust created by or on behalf of the transferring Stockholder, if such transferring Stockholder is a natural person and the primary beneficiaries of the trust are any one or more of the transferring Stockholder, his or her spouse, his or her lineal descendants and their spouses and any organization described in Section 2055(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder; (vi) if the transferring Stockholder is a trust, to any one or more beneficiaries of such trust who are described in clause (v) of this sentence (determined as if the settler of the trust was the transferring Stockholder); or (vii) if the transferring Stockholder is not a natural person, to any one or more stockholders, partners, members or other owners of such entity. For purposes of this Agreement, a Permitted Transferee shall acquire all of the rights and obligations of the transferring Stockholder with respect to the transferred shares of Voting Stock.

         1.3 TERM OF AGREEMENT. This Agreement will terminate upon the first to occur of: (i) the mutual written agreement of all of the Stockholders to terminate this Agreement; (ii) the death or dissolution of the last of the IXATA Stockholders having any rights or obligations under this Agreement;
(iii) the sale or 80% or more of the outstanding capital stock of SecurFone;
(iv) the IXATA Stockholders cease to collectively own at least 25% of the outstanding Voting Stock on a fully diluted basis; or (v) the fifth anniversary of the date of this Agreement.

2.       BOARD OF DIRECTORS.

         2.1 COMPOSITION OF THE BOARD OF DIRECTORS. Notwithstanding anything to the contrary in the certificate of incorporation or by-laws of SecurFone as in effect from time to time, and subject to applicable law, each of the Stockholders agrees to take, or cause any persons or entities under his, her or its control to take, all necessary or desirable actions within his, her or its control (whether as a director, member of a committee of the Board of Directors or officer of the Company and including, without limitation, voting all shares of Voting Stock under his, her or its direction or control and, to the extent permitted by the certificate of incorporation or by-laws of the Company, each as then in effect, executing and delivering any written consents of stockholders and calling special stockholders' meetings) to ensure that:

                  (a) The Board of Directors shall at all times consist of six members, three of whom shall by designated by Montpilier from time to time (collectively, the "Montpilier Designees") and three of whom shall be designated by the vote or consent of a majority of the shares of Stock held by the IXATA Stockholders from time to time (collectively, the "IXATA Designees").

                  (b) The initial Montpilier Designees shall be the current directors of SecurFone, namely Michael M. Grand, Paul B. Silverman and Andrew H. Kent.

                  (c) The initial IXATA Designees shall be Fred Gluckman, Robert
         A. Steiner and Paul Hatch.

                  (d) Any vacancy on the Board of Directors as so composed shall be filled only by: (i) Montpilier if the vacancy results from the death, disability, resignation or removal of any of the Montpilier Designees; and (ii) by the vote or consent of a majority of the shares of Stock held by the IXATA Stockholders if the vacancy results from the death, disability, resignation or removal of any of the IXATA Designees.

                  (e) A Montpilier Designee may only be removed by Montpilier, and an IXATA Designee may only be removed by the vote or consent of a majority of the shares of Stock held by the IXATA Stockholders.

         2.2 AGREEMENT OF THE COMPANY. The Company agrees that it will not give effect to any vote cast or other action taken by any Stockholder with respect to any matter submitted to a vote of the stockholders of the Company unless such vote or action is in accordance with the terms of this Agreement.

3.       REMEDIES.

         3.1 SPECIFIC PERFORMANCE. The parties agree that the failure of any party to observe the obligations provided by this Agreement will result in irreparable damage to the non-defaulting parties and that any non-defaulting party may seek specific performance of such obligations in any federal or state court permitted by Section 3.2 below.

         3.2 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS; VENUE. Each of the parties agrees and consents to the jurisdiction of the Chancery Court of the State of Delaware or the United States District Court for the State of Delaware, and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted, and agrees that any dispute concerning this Agreement or any of the transactions described in this Agreement may be heard only in the courts described above. Each of the parties consents to the service of any process in any such action by delivery of such process by certified U.S. mail to the addresses of the parties determined in accordance with Section 4.1 hereof, as well as by any other means of service permitted by applicable law.

4.       MISCELLANEOUS PROVISIONS.

         4.1      NOTICES.

                  (a) All notices, demands or other communications required or permitted to be given or made under this Agreement will be in writing and (i) delivered personally, (ii) sent by pre-paid, first class, certified or registered mail, return receipt requested, (iii) by priority overnight national express courier service, or (iv) by facsimile transmission (followed by a hard copy by U.S. mail or priority overnight delivery), to the intended recipient at its address or facsimile number set out below. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

             (i) If to SecurFone:         SecurFone America, Inc.
                                          1801 Robert Fulton Drive, 4th Floor
                                          Reston, Virginia 20191
                                          Facsimile: (703) 319-0067
                                          Attn: Mr. Paul B. Silverman

                  With a copy to:         Kohrman Jackson & Krantz P.L.L.
                                          1375 East Ninth Street
                                          One Cleveland Center, 20th Floor
                                          Cleveland, Ohio  44114
                                          Facsimile:  (216) 621-6536
                                          Attn:  Steven L. Wasserman, Esq.

             (ii) If to any Stockholder:  The address thereof set forth opposite his, her or its name on SCHEDULE I
                                          ----------

                  (b) Any notice, demand or communication will be deemed to have been duly given (i) on receipt if delivered personally, (ii) three business days after mailing, (iii) the business day after delivery to a national overnight courier service, or (iv) if given by confirmed facsimile, immediately if received by recipient during its normal business hours on a business day or, if not, at the beginning of recipient's business on the next business day. In proving receipt it will be sufficient to show that the envelope containing the communication was duly addressed, stamped and posted (or that the envelope was delivered to the national overnight courier service), or that receipt of a facsimile was confirmed by the recipient.

                  (c) Any party may change the address or facsimile number to which notices, demands or other communications to such parties will be given or made by giving notice thereof to the other parties hereto in the manner provided above.

         4.2 AMENDMENT. No change in, modification of or amendment to this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

         4.3 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by that party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created under this Agreement, will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         4.4 ASSIGNMENT. No Stockholder may assign any of his, her or its rights or obligations under this Agreement to any person or entity other than a Permitted Transferee without the written consent of all of the other Stockholders. The Company may not assign any of its obligations hereunder other than pursuant to a merger of which it is the surviving corporation.

         4.5 BENEFIT AND BURDEN. This Agreement will inure to the benefit of the Stockholders, any Permitted Transferees or permitted assignees thereof and the Company, and shall be binding upon the parties to this Agreement and their respective Permitted Transferees, heirs, beneficiaries, legatees, distributees, estates, executors, administrators, personal representatives, successors and permitted assigns, as the case may be.

         4.6 GOVERNING LAW. The validity and effect of this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         4.7 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained in this Agreement may be exercised and will be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term or part of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms or partial terms will constitute their agreement with respect to the subject matter of this Agreement and all remaining terms or partial terms will remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement will be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         4.8 INTEGRATION. This Agreement, including SCHEDULE I hereto, and the IXATA Purchase Agreement set forth all of the promises, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof and thereof, and supersede and are intended to be an integration of any and all prior agreements or understandings with respect thereto.

         4.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument. The execution of counterparts will not be deemed to constitute delivery of this Agreement by any party.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

                                       SECURFONE AMERICA, INC.


                                       By: /S/ PAUL B. SILVERMAN
                                          -------------------------------------
                                       Its: Chief Executive Officer


                                       MONTPILIER HOLDINGS, INC.


                                       By: /S/ MICHAEL M. GRAND
                                          -------------------------------------
                                       Its: President

                                       THE IXATA STOCKHOLDERS:

                                       Gluckman Family Trust dated August 3,
                                       1989

                                       By: /S/ FRED GLUCKMAN
                                          -------------------------------------
                                           Fred Gluckman, Trustee

                                      Andreoli Family Trust dated April 11, 1996


                                      By: /S/ VERA ELLEN ANDREOLI
                                         --------------------------------------
                                          Vera Ellen Andreoli, Trustee


                                      By: /S/ ROBERT A. STEINER
                                         --------------------------------------
                                          Robert A. Steiner, individually


                                      By: /S/ GENE KALIMAN
                                         --------------------------------------
                                          Gene Kaliman, individually


                                      By: /S/ JOHN CORKHILL
                                         --------------------------------------
                                          John Corkhill, individually


                                      By: /S/ DAVID LEADINGHAM
                                         --------------------------------------
                                          David Leadingham, individually


                                      By: /S/ JOE FRIEDMAN
                                         --------------------------------------
                                          Joe Friedman, individually


                                      3324877 Canada Inc.


                                      By: /S/ JODY JONASSOHN
                                         --------------------------------------
                                          Jody Jonassohn


                                      By: /S/ JEFF VALLINGDHAM
                                         --------------------------------------
                                          Jeff Vallingdham, individually


                                      By: /S/ GRAY O'CONNOR
                                         --------------------------------------
                                          Gray O'Connor, individually


                                      By: /S/ BLAKE LAWLESS
                                         --------------------------------------
                                          Blake Lawless, individually


                                      By: /S/ JULIOUS FROHLICH
                                         --------------------------------------
                                          Julious Frohlich, individually

                                   SCHEDULE I

NAME/ADDRESS/TAX I.D. OF STOCKHOLDERS                                             SHARES OF STOCK
-------------------------------------                                             ---------------
Montpilier Holdings, Inc.                                                               4,500,000
c/o Michael M. Grand, Esq.
31731 Northwestern Highway, Suite 280W
Farmington Hills, MI  48334
Tax I.D. Number: 88-0361861

Gluckman Family Trust dated August 3, 1989                                              1,761,875
377 Bellaire Street
Del Mar, CA  92014
Tax I.D. Number: ###-##-####

Vera Ellen Andreoli, Trustee of the Andreoli Family Trust dated April 11, 1996          1,761,875
313 Liberty Circle South
Las Vegas, NV  89121
Tax I.D. Number: 88-0359657

Robert A. Steiner                                                                         516,250
4014 Calle Isabella
San Clemente, CA  29629
Tax I.D. Number: ###-##-####

Gene Kaliman                                                                              105,000
4985 Via Papel
San Diego, CA  92122
Tax I.D. Number: ###-##-####

John Corkhill                                                                              35,000
2440 J Avenue
National City, CA  91950
Tax I.D. Number: ###-##-####

David Leadingham                                                                           87,500
2052 Gavleston
San Diego, CA  92110
Tax I.D. Number: ###-##-####

Joe Friedman                                                                               45,000
325 S Sierra, #24
Solana Beach, CA  92075
Tax I.D. Number: ###-##-####


                                       44

3324877 Canada Inc.                                                                       135,000
c/o Jody Jonassohn, Groupe Encoure
6540 Cote De Lise
Montreal, Quebec H-4 TIE 3
Tax I.D. Number: 888565488 RC

Jeff Vallingdham                                                                           28,125
7036 Partridge Place
Carlsbad, CA 92009
Tax I.D. Number: ###-##-####

Gray O'Connor                                                                               8,750
3245 South Sepulveda #305
Los Angeles, CA 90034
Tax I.D. Number: ###-##-####

Blake Lawless                                                                               5,625
2374 Cowley Way
San Diego, CA 92110
Tax I.D. Number: ###-##-####

Julious Frohlich                                                                           10,000
4324 Place Guimont
Chomedy, Lavac
H 7W 1E 5
Tax I.D. Number: 235-687-894

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